Exhibit 4.1 GLOBAL SENIOR NOTE SYNOVUS BANK 5.625% Senior Bank Note due 2028 THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY OR GUARANTEED BY THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES, INCLUDING THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE “FDIC”). THIS NOTE IS A DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATION OF THE ISSUER. THE OBLIGATIONS EVIDENCED BY THIS NOTE RANK PARI PASSU WITH ALL OTHER SENIOR UNSECURED AND UNSUBORDINATED OBLIGATIONS OF THE ISSUER, EXCEPT OBLIGATIONS, INCLUDING ITS DOMESTIC (U.S.) DEPOSITS, THAT ARE SUBJECT TO ANY PRIORITIES OR PREFERENCES UNDER APPLICABLE LAW. THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS 5.625% SENIOR BANK NOTE DUE FEBRUARY 15, 2028 (THIS “NOTE”) IS REGISTERED IN THE NAME OF CEDE & CO., THE NOMINEE OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITORY”), 55 WATER STREET, NEW YORK, NEW YORK, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE NOMINEE OF THE DEPOSITORY TO ANOTHER NOMINEE OF THE DEPOSITORY OR TO THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS ISSUING AND PAYING AGENT AND NOTE REGISTRAR OR ANY DULY APPOINTED SUCCESSOR ISSUING AND PAYING AGENT AND NOTE REGISTRAR (THE “AGENT”) FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED IN WRITING BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED IN WRITING BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS NOT AN OBLIGATION OF OR GUARANTEED BY SYNOVUS FINANCIAL CORP. OR ANY OTHER AFFILIATE OF SYNOVUS FINANCIAL CORP. OTHER THAN THE ISSUER.

THIS NOTE IS SOLD IN MINIMUM DENOMINATIONS AS NOTED HEREIN AND CANNOT BE EXCHANGED FOR NOTES IN SMALLER DENOMINATIONS. EACH OWNER OF A BENEFICIAL INTEREST IN THIS NOTE IS REQUIRED TO HOLD A BENEFICIAL INTEREST OF A PRINCIPAL AMOUNT OF THIS NOTE EQUAL TO THE MINIMUM AUTHORIZED DENOMINATION AT ALL TIMES.

Registered Principal Amount: $500,000,000 No. R-1 CUSIP: 87164DVJ6 SYNOVUS BANK 5.625% Senior Bank Notes due 2028 Payment; Calculation of Interest. SYNOVUS BANK, a Georgia state-chartered bank (the “Issuer,” which term includes any successor corporation), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or its registered assigns, the principal sum of FIVE HUNDRED MILLION DOLLARS ($500,000,000) on February 15, 2028 (the “Maturity Date”) and to pay interest thereon from and including February 15, 2023 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for. The Issuer promises to pay interest on said principal sum (i) from and including February 15, 2023 to, but excluding, the Maturity Date, at a fixed rate of 5.625% per annum, semi-annually in arrears, on February 15 and August 15 of each year (each such date, an “Interest Payment Date”), commencing on August 15, 2023, until the principal hereof is paid or made available for payment. Interest shall be paid on the basis of a 360-day year consisting of twelve 30-day months. In the event that any Interest Payment Date is not a Business Day (as defined below), the payment of the interest payable on that date shall be made on the next day that is a Business Day, with the same force and effect as if made on such Interest Payment Date, and no interest shall accrue on the amount payable for the period from and after such Interest Payment Date. Unless the certificate of authentication hereon has been executed by the Agent by the manual signature of one of its authorized signatories, this Note shall not be valid or obligatory for any purpose. Senior Notes, Noteholders, Agency Agreement. This Note is one of a duly authorized issue of notes of the Issuer designated as 5.625% Senior Bank Notes due February 15, 2028 (collectively, the “Notes”), initially limited in aggregate principal amount to $500,000,000 (as adjusted in accordance with Schedule 1 hereto). The Issuer, for the benefit of the holders from time to time of the Notes (collectively, the “Noteholders”), has entered into an Issuing and Paying Agency Agreement, dated as of February 15, 2023 (as the same may be amended, supplemented or otherwise modified from time to time, the “Agency Agreement”), between the Issuer and the Agent. Reference is hereby made to the Agency Agreement (copies of which are on file and available for inspection during normal business hours at the offices of the Agent at 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256, Attention: Corporate Trust Administration, or at such other place or places as the Agent shall designate by notice to the holder in whose name this Note is registered on the Security Register (as defined in this Note)), for a statement of the further rights of the Noteholders and the further rights, limitations of rights, duties and indemnities thereunder of the Issuer and the Agent and of the terms upon which this Note is to be authenticated and delivered. Nothing herein shall impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note in accordance with its terms. Ranking. This Note is an unsecured and uninsured direct general obligation of the Issuer and will not be an obligation of, or guaranteed by, Synovus Financial Corp. or any other affiliate of the Issuer. This Note ranks pari passu with all other senior unsecured and unsubordinated indebtedness of the Issuer, except obligations, including domestic (U.S.) deposits, that are subject to any priority or preferences under applicable law. Payment Procedures. Payment of the principal and interest payable on the Maturity Date will be made through the facilities of the Depository or by wire transfer in immediately available funds to a bank account in the United States designated by the holder of this Note, upon presentation and surrender of this Note at the office of the Agent in Jacksonville, Florida or at such other place or places as the Agent shall designate by notice to the Noteholders, provided that this Note is presented to the Agent in time for the Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest (other than interest payable on the Maturity Date) shall be made through the facilities of the Depository in accordance with standing instructions and customary practices on any Interest Payment Date. Interest payable on any Interest Payment Date shall be payable to the holder in whose name this Note is registered at the close of business on the fifteenth calendar day (whether or not a Business Day (as defined below)), immediately preceding such Interest Payment Date (such date being referred to herein as the “Regular Record Date”) for such Interest Payment Date, except that interest not so punctually paid or duly made available to the Agent for payment, if any, will be paid to the holder in whose name this Note is registered at the close of business on a Special Record Date fixed by the Issuer (a “Special Record Date”), notice of which shall be given to the Noteholder not less than ten calendar days prior to such Special Record Date. (The Regular Record Date and Special Record Date are referred to herein collectively as the “Record Dates”). To the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Note, on any amount of principal of or interest on this Note not paid when due. All payments on this Note shall be applied first to accrued interest and then the balance, if any, to principal. The term “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions in the City of New York, New York or any place where the Agent has an office or agency in the United States of America are generally authorized or obligated by law or executive order to close. Form of Payment, Maintenance of Payment Office. Payments of principal of and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Until the date on which all of the Notes shall have been surrendered or delivered to the Agent for cancellation or destruction, or become due and payable and a sum sufficient to pay the principal of and interest on all of the Notes shall have been made available for payment and either paid or returned to the Issuer as provided herein and in the Agency Agreement, the Agent shall at all times maintain an office or agency in Jacksonville, Florida where the Notes may be presented or surrendered for payment. Events of Default; Acceleration; Compliance Certificate. If any of the following events shall occur and be continuing (each an “Event of Default”): default in the payment of any interest with respect to this Note when due at maturity or upon early redemption or otherwise, which continues for 30 days; default, in the payment of any principal on this Note when due at maturity or upon early redemption or otherwise; or whatever the reason for such and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, the entry by a court having jurisdiction in the premises of: a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law; or a decree or order appointing a conservator, receiver, liquidator, assignee, trustee, sequestrator or any other similar official of the Issuer, or of substantially all of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer, and in the case of (i) or (ii) the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or the commencement by the Issuer of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or the commencement of any bankruptcy or insolvency case or proceeding, or the filing by the Issuer of a petition or answer or consent seeking reorganization or relief under any applicable United States federal or state law, or the consent by the Issuer to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Issuer or of substantially all of the property of the Issuer, or the making by the Issuer of an assignment for the benefit of creditors, or the taking of corporate action by the Issuer in furtherance of any such action. If an Event of Default shall occur and be continuing, the holders of not less than 25% in principal amount of the Notes may declare the principal amount of and accrued interest on the Notes due and payable immediately by written notice to the Issuer. Upon such declaration and notice, such principal amount and accrued interest shall become immediately due and payable with interest on the overdue principal and accrued interest at the rate borne by this Note, to the extent permitted by applicable law. Any Event of Default with respect to this Note may be waived by the holders of not less than a majority in principal amount of the Notes on behalf of the holders of all the Notes.

The Agent, promptly after the receipt of written notice from the Issuer of the occurrence of an Event of Default with respect to this Note, shall transmit to all Noteholders, at their addresses shown on the Security Register, such written notice of Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice. Prior to any acceleration of this Note, the Noteholders holding not less than a majority in aggregate principal amount of the outstanding Notes may waive such Event of Default. In addition, the Noteholders holding not less than a majority in aggregate principal amount of the outstanding Notes may, at any time after the declaration of acceleration and before any judgment or decree for the payment of the money due has been obtained or entered, waive all past Events of Default and rescind a declaration of acceleration of this Note if (i) the Issuer pays the Agent certain amounts due the Agent plus all matured installments of principal of and interest on this Note (other than installments due by reason of acceleration) and interest on the overdue installments and (ii) all other Events of Default with respect to this Note have been cured or waived. Optional Redemption. The Notes may not be redeemed by the Issuer prior to August 15, 2023. At any time and from time to time, on or after August 15, 2023, and prior to January 15, 2028 (one month prior to the maturity date of the Notes) (the ‘‘Par Call Date’’), the Issuer may redeem the Notes at our option, in whole or in part, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date. “Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs. The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date. If on the third Business Day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Notice of any redemption (which may be conditional in the Issuer’s discretion on one or more conditions precedent) will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. In the case of a partial redemption, selection of the Notes for redemption will be made by lot. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by The Depository Trust Company (“DTC”) (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary. Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. Notice of any redemption (which notice may be conditional in the Issuer’s discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by the Issuer if it determines that such conditions will not be satisfied) will be given to each holder of the Notes to be redeemed. Once notice of redemption is given to any holders of the Notes, the Notes called for redemption will become due and payable on the redemption date and at the redemption price. Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or the portion thereof called for redemption. Any early redemption of the Notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the Georgia Department of Banking and Finance (the “GA DBF”) if then required under Federal Reserve or GA DBF regulations, as applicable. In the event of redemption, neither the Issuer nor the Agent will be required to (i) issue, register the transfer of, or exchange the Notes during a period beginning at the opening of business 15 days before the day of delivery of a notice of redemption of the Notes selected for redemption and ending at the close of business on the day of delivery of notice of redemption, or (ii) transfer or exchange any Notes so selected for redemption, except, in the case of any Notes being redeemed in part, any portion thereof not to be redeemed. The Notes are not subject to repayment at the option of the holders of the Notes, in whole or in part, prior to the Maturity Date. No Sinking Fund. The Notes will not be entitled to any sinking fund or a compensating balance or any other funds or assets subject to a legal right of offset, as defined by applicable state law. Registration of Transfer, Security Register. Except as otherwise provided on the first page hereof, this Note is transferable in whole or in part, and may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, by the Noteholder in person, or by his, her or its attorney duly authorized in writing, at the office of the Agent in Jacksonville, Florida. The Agent shall maintain a register providing for the registration of the Notes and any exchange or transfer thereof (the “Security Register”). Upon surrender or presentation of this Note for exchange or registration of transfer, the Issuer shall execute and the Agent shall authenticate and deliver in exchange therefor a Note or Notes of like aggregate principal amount, each in a denomination of $250,000 or any amount in excess thereof in increments of $1,000 and that is or are registered in such name or names requested by the Noteholder. Any Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Agent) be duly endorsed, or accompanied by a written instrument of transfer with such evidence of due authorization and guarantee of signature as may reasonably be required by the Agent in form satisfactory to the Agent in its reasonable opinion, duly executed by the Noteholder or his, her or its attorney duly authorized in writing, and with such tax identification number or other information for each person in whose name a Note is to be issued as the Agent may reasonably request to comply with applicable law. Charges and Transfer Taxes. No service charge (other than any cost of delivery) shall be imposed for any exchange or registration of transfer of this Note, but the Issuer or the Agent may require the payment of a sum sufficient to cover any stamp or other tax or governmental charge that may be imposed in connection therewith (or presentation of evidence that such tax or charge has been paid). Ownership. Prior to due presentment of this Note for registration of transfer, the Issuer and the Agent or their agents may treat the person in whose name this Note is registered in the Security Register as the absolute owner of this Note for the purpose of receiving payments of principal of and interest on this Note and for all other purposes whatsoever, whether or not this Note be overdue, and the Issuer and the Agent or their agents shall not be affected by any notice to the contrary. Notices. All notices to the Issuer under this Note shall be in writing and addressed to the Issuer at c/o Synovus Financial Corp. at 1111 Bay Avenue, Suite 500, Columbus, Georgia 31901, Attention: Chief Financial Officer, or to such other addresses as the Issuer may notify to the Noteholder. All notices to the Agent shall be in writing and addressed to the Agent at the office of the Agent at 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256, Attention: Corporate Trust Administration. All notices to the Noteholders shall be transmitted to each Noteholder at his, her or its address as set forth in the Security Register. Paying Agent. In acting under the Agency Agreement, the Agent is acting solely as the agent of the Issuer and does not assume any obligation or relationship of agency or trust with the holder of this Note except that money deposited with the Agent will be held in trust for the benefit of the Noteholders until disbursed to the Noteholders, except as provided by the Agency Agreement. Under the terms of the Agency Agreement, the Issuer may remove any Agent and appoint a new Agent in respect of the Notes. The Issuer shall notify, or cause the Agent to notify, the Noteholders of the appointment of any successor Agent. Denominations. The Notes are issuable only in fully registered form, without coupons, in minimum denominations of $250,000 or any amount in excess thereof in increments of $1,000. Modification. The Agency Agreement permits, with certain exceptions as therein provided, the amendment thereof and of the Notes, supplements thereto and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Agency Agreement and of the Notes at any time by the Issuer with the consent of the Noteholders holding 50% in aggregate principal amount of the Notes at the time outstanding. Absolute and Unconditional Obligation of the Issuer. No reference herein to the Agency Agreement and no provisions of this Note or of the Agency Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed. Waiver and Consent. Any instrument given by or on behalf of a holder of Notes in connection with any consent to a modification, amendment or supplement to the Agency Agreement will be irrevocable once given and will be conclusive and binding on all subsequent holders of that Note. All modifications, amendments, and supplements to the Agency Agreement or the provisions of the Notes will be conclusive and binding on all holders of the Notes, where or not notation of those modifications, amendments, or supplements is made on the Notes. No delay or omission of the Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Further Issues. The Issuer may, from time to time, without the consent of the Noteholders, create and issue additional notes having the same terms and conditions as the Notes (except for the issue date, issue price and first interest payment date) provided that any such additional notes are fungible with the Notes for U.S. Federal income tax purposes (the “Additional Notes”). Additional Notes will be consolidated and form a single series (including the same CUSIP number) with the previously outstanding Notes. Any such issuance shall be made pursuant to another offering document and will either be registered or issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, or similar laws or regulations. No Additional Notes may be issued if an Event of Default with respect to the Notes has occurred and is continuing. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York. No Recourse. No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Agency Agreement or any amendment or supplement thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Issuer or any successor corporation or bank, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released. [Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and attested. SYNOVUS BANK By: /s/ Jamie Gregory Name: Jamie Gregory Title: Executive Vice President and Chief Financial Officer ATTEST: /s/ Mary Maurice Young Name: Mary Maurice Young Title: Deputy General Counsel and Corporate Secretary

This evidences Notes referred to in the within Mentioned Agency Agreement: THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., Not in its individual capacity, but solely as Agent By: /s/ April Bradley Name: April Bradley Title: Vice President Dated: February 15, 2023

ABBREVIATIONS The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM -- as tenants in common TEN ENT -- as tenants by the entireties JT TEN -- as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT -- _____________________ as Custodian for ________________ (Cust) (Minor) Under Uniform Gifts to Minors Act (State) Additional abbreviations may also be used though not in the above list. FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE / / Please print or type name and address, including zip code of assignee the within Note of SYNOVUS BANK and all rights thereunder and does hereby irrevocably constitute and appoint _____________________________ Attorney to transfer the said Note on the books of the within-named Issuer, with full power of substitution in the premises Dated: SIGNATURE GUARANTEED: NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of this Note

Schedule 1 SCHEDULE OF INCREASES AND DECREASES IN THE PRINCIPAL AMOUNT OF THIS NOTE The following increases and decreases in the principal amount of this Note have been made: Date Amount of Increase (Decrease) in Principal Amount of this Note Principal Amount of This Note Following Such Increase (Decrease) Notation Made by or on Behalf of the Issuer